                                                                    Exhibit 99.3

                         Quest Diagnostics Incorporated
                Unaudited Pro Forma Combined Financial Statements

         On February 26, 2003, Quest Diagnostics accepted for payment more than 99% of the outstanding capital stock of Unilab Corporation ("Unilab"), the leading independent clinical laboratory in California. On February 28, 2003, Quest Diagnostics acquired the remaining shares of Unilab through a merger. In connection with the acquisition, Quest Diagnostics paid $297 million in cash and issued 7.1 million shares of Quest Diagnostics common stock to acquire all of the outstanding capital stock of Unilab. In addition, Quest Diagnostics reserved approximately 0.3 million shares of Quest Diagnostics common stock for outstanding stock options of Unilab which were converted upon the completion of the acquisition into options to acquire shares of Quest Diagnostics common stock (the "converted options").

         The aggregate purchase price of $698 million included the cash portion of the purchase price of $297 million and transaction costs of approximately $20 million with the remaining portion of the purchase price paid through the issuance of 7.1 million shares of Quest Diagnostics common stock (valued at $372 million or $52.80 per share, based on the average closing stock price of Quest Diagnostics common stock for the five trading days ended March 4, 2003) and the issuance of approximately 0.3 million converted options (valued at approximately $9 million, based on the Black Scholes option-pricing model).

         In conjunction with the acquisition of Unilab, Quest Diagnostics repaid $220 million of debt, representing substantially all of Unilab's then existing outstanding debt, and related accrued interest. Of the $220 million, $124 million represents payments related to Quest Diagnostics' cash tender offer which was completed on March 7, 2003, for all of the outstanding $100.8 million principal amount and related accrued interest of Unilab's 12 3/4% Senior Subordinated Notes due 2009 and $23 million of related tender premium and associated tender offer costs.

         Quest Diagnostics financed the cash portion of the purchase price and related transaction costs, and the repayment of substantially all of Unilab's outstanding debt and related accrued interest with the proceeds from a new $450 million amortizing term loan facility (the "term loan") and cash on-hand.

         In connection with the acquisition of Unilab, as part of a settlement agreement with the United States Federal Trade Commission, Quest Diagnostics entered into an agreement to sell to Laboratory Corporation of America Holdings, Inc., ("LabCorp"), certain assets in northern California, including the assignment of agreements with four independent physician associations ("IPA") and leases for 46 patient service centers (five of which also serve as rapid response laboratories) for $4.5 million (the "Divestiture"). Approximately $27 million in annual net revenues are generated by capitated fees under the IPA contracts and associated fee for service testing for physicians whose patients use these patient service centers, as well as from specimens received directly from the IPA physicians. Quest Diagnostics completed the transfer of assets and assignments of the IPA agreements to LabCorp during the third quarter of 2003. A gain of $1.5 million was recognized in the third quarter of 2003 in connection with the Divestiture.

         The following unaudited pro forma combined statements of operations of Quest Diagnostics have been prepared to illustrate the effects of the following transactions:

         o Quest Diagnostics' purchase, on February 28, 2003, of Unilab, its payment of the cash portion of the purchase price and related transaction costs associated with the Unilab acquisition, and the repayment of substantially all of Unilab's outstanding debt and related accrued interest with cash on-hand and $450 million of borrowings under the term loan. During the nine months ended September 30, 2003, Quest Diagnostics repaid $127 million of principal outstanding under the term loan.

         The acquisition of Unilab was accounted for under the purchase method of accounting. As such, the cost to acquire Unilab has been allocated on a preliminary basis to the assets and liabilities acquired based on estimated fair values as of the closing date. Based on management's review of the net assets acquired and consultations with third-party valuation specialists, no intangible assets meeting the criteria under Statement of Financial Accounting Standards No. 141, "Business Combinations", were identified. Quest Diagnostics' historical financial statements include the result of operations of Unilab subsequent to the closing of the Unilab acquisition on February 28, 2003.

         The unaudited pro forma combined statements of operations assume the acquisition of Unilab, the repayment of substantially all of Unilab's existing outstanding debt and borrowings under the term loan were effectuated on January 1, 2003.

         We estimate that Quest Diagnostics will incur up to $20 million of costs to integrate Quest Diagnostics and Unilab. A significant portion of these costs is expected to require cash outlays and is expected to primarily relate to severance and other integration-related costs through 2005, including the elimination of excess capacity and workforce reductions. These estimates are preliminary and will be subject to revisions as integration plans are implemented. To the extent that the costs relate to actions that impact the employees and operations of Unilab, such costs will be accounted for as a cost of the Unilab acquisition and included in goodwill. To the extent that the costs relate to actions that impact Quest Diagnostics' employees and operations, such costs will be accounted for as a charge to earnings in the periods that the related actions are taken. Upon completion of the Unilab integration, we expect to realize approximately $25 million to $30 million of annual synergies and we expect to achieve this annual rate of synergies by the end of 2005.

         The unaudited pro forma combined statements of operations do not include the costs of integrating Unilab, nor do they include the estimated annual synergies expected to be realized upon completion of the integration of Unilab.

         No adjustment has been made to the pro forma combined statements of operations to reflect the impact of the Divestiture, which would not have a material impact on Quest Diagnostics' financial condition, results of operations or cash flow.

         The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined statements of operations.

         The unaudited pro forma combined statements of operations are presented for illustrative purposes only to aid you in your analysis of the impact to Quest Diagnostics of the acquisition of Unilab. The unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of operations that would have been realized had Quest Diagnostics and Unilab been a single entity during the period presented. In addition, the unaudited pro forma combined statements of operations are not necessarily indicative of the future results that Quest Diagnostics will experience after the acquisition of Unilab. The unaudited pro forma combined statements of operations and related notes should be read in conjunction with the historical financial statements of Quest Diagnostics.

                 Quest Diagnostics Incorporated And Subsidiaries
              Unaudited Pro Forma Combined Statement Of Operations
                    For The Three Months Ended March 31, 2003
                      (in thousands, except per share data)


                                            Quest                                                    Pro forma
                                         Diagnostics          Unilab(a)          Adjustments          Combined
                                         -----------          ---------          -----------          --------
Net revenues ...........................  $1,092,797           $72,971           $  1,458 (c)(1)     $1,167,226
                                          ----------           -------           --------            ----------

Operating costs and expenses:
Costs of services ......................     648,097            51,457             (4,869)(c)(1)
                                                                                      405 (c)(2)
                                                                                      673 (c)(3)        695,763

Selling, general and administrative ....     279,199             9,194              6,327 (c)(1)
                                                                                      726 (c)(2)
                                                                                     (673)(c)(3)        294,773

Amortization of intangible assets ......       2,023                 -                  -                 2,023
Depreciation ...........................           -             1,131             (1,131)(c)(2)              -
Provision for special charges ..........           -            14,521 (b)        (14,521)(d)                 -
Other operating (income) expense, net ..         223                 -                  -                   223
                                          ----------           -------           --------            ----------
  Total operating costs and expenses ...     929,542            76,303            (13,063)              992,782
                                          ----------           -------           --------            ----------

Operating income (loss) ................     163,255            (3,332)            14,521               174,444

Other income (expense):
Interest expense, net ..................     (13,909)           (2,894)               781 (e)           (16,022)
Minority share of income ...............      (3,803)                -                  -                (3,803)
Equity earnings in unconsolidated
  joint ventures .......................       4,056                 -                  -                 4,056
Other income (expense), net ............        (805)                -                  -                  (805)
                                          ----------           -------           --------            ----------
  Total non-operating expenses, net ....     (14,461)           (2,894)               781               (16,574)
                                          ----------           -------           --------            ----------
Income (loss) before income taxes ......     148,794            (6,226)            15,302               157,870
Income tax expense (benefit) ...........      60,758            (2,547)             2,503 (f)            60,714
                                          ----------           -------           --------            ----------
Net income .............................  $   88,036           $(3,679)          $ 12,799            $   97,156
                                          ==========           =======           ========            ==========

Basic earnings per common share:
Net income .............................  $     0.88                                                 $     0.93

Weighted average common shares
  outstanding - basic ..................     100,037                                4,546 (g)           104,583

Diluted earnings per common share:
Net income .............................  $     0.86                                                 $     0.91

Weighted average common shares
  outstanding - diluted ................     102,455                                4,581 (g)           107,036


See the accompanying notes to the unaudited pro forma combined financial statements.

                 Quest Diagnostics Incorporated And Subsidiaries
              Unaudited Pro Forma Combined Statement Of Operations
                     For The Six Months Ended June 30, 2003
                      (in thousands, except per share data)


                                            Quest                                                    Pro forma
                                         Diagnostics           Unilab(a)        Adjustments          Combined
                                         -----------           ---------        -----------          --------
Net revenues ...........................  $2,312,732           $72,971           $  1,458 (c)(1)     $2,387,161
                                          ----------           -------           --------            ----------

Operating costs and expenses:
Costs of services ......................   1,351,221            51,457             (4,869)(c)(1)
                                                                                      405 (c)(2)
                                                                                      673 (c)(3)      1,398,887

Selling, general and administrative ....     575,261             9,194              6,327 (c)(1)
                                                                                      726 (c)(2)
                                                                                     (673)(c)(3)        590,835

Amortization of intangible assets ......       4,091                 -                  -                 4,091
Depreciation ...........................           -             1,131             (1,131)(c)(2)              -
Provision for special charges ..........           -            14,521 (b)        (14,521)(d)                 -
Other operating (income) expense, net ..         233                 -                  -                   233
                                          ----------           -------           --------            ----------
  Total operating costs and expenses ...   1,930,806            76,303            (13,063)            1,994,046
                                          ----------           -------           --------            ----------

Operating income (loss) ................     381,926            (3,332)            14,521               393,115

Other income (expense):
Interest expense, net ..................     (30,775)           (2,894)               781 (e)           (32,888)
Minority share of income ...............      (8,218)                -                  -                (8,218)
Equity earnings in unconsolidated
  joint ventures .......................       8,610                 -                  -                 8,610
Other income (expense), net ............         656                 -                  -                   656
                                          ----------           -------           --------            ----------
  Total non-operating expenses, net ....     (29,727)           (2,894)               781               (31,840)
                                          ----------           -------           --------            ----------
Income (loss) before income taxes ......     352,199            (6,226)            15,302               361,275
Income tax expense (benefit) ...........     143,751            (2,547)             2,503 (f)           143,707
                                          ----------           -------           --------            ----------
Net income .............................  $  208,448           $(3,679)          $ 12,799            $  217,568
                                          ==========           =======           ========            ==========

Basic earnings per common share:
Net income .............................  $     2.03                                                 $     2.08

Weighted average common shares
  outstanding - basic ..................     102,543                                2,273 (g)           104,816

Diluted earnings per common share:
Net income .............................  $     1.98                                                 $     2.03

Weighted average common shares
  outstanding - diluted ................     105,066                                2,294 (g)           107,360


See the accompanying notes to the unaudited pro forma combined financial statements.

                 Quest Diagnostics Incorporated And Subsidiaries
              Unaudited Pro Forma Combined Statement Of Operations
                  For The Nine Months Ended September 30, 2003
                      (in thousands, except per share data)


                                            Quest                                                    Pro forma
                                         Diagnostics           Unilab(a)        Adjustments          Combined
                                         -----------           ---------        -----------          --------
Net revenues ...........................  $3,533,953           $72,971           $  1,458 (c)(1)     $3,608,382
                                          ----------           -------           --------            ----------

Operating costs and expenses:
Costs of services ......................   2,062,401            51,457             (4,869)(c)(1)
                                                                                      405 (c)(2)
                                                                                      673 (c)(3)      2,110,067

Selling, general and administrative ....     867,674             9,194              6,327 (c)(1)
                                                                                      726 (c)(2)
                                                                                     (673)(c)(3)        883,248

Amortization of intangible assets ......       6,146                 -                  -                 6,146
Depreciation ...........................           -             1,131             (1,131)(c)(2)              -
Provision for special charges ..........           -            14,521 (b)        (14,521)(d)                 -
Other operating (income) expense, net ..      (1,717)                -                  -                (1,717)
                                          ----------           -------           --------            ----------
  Total operating costs and expenses ...   2,934,504            76,303            (13,063)            2,997,744
                                          ----------           -------           --------            ----------

Operating income (loss) ................     599,449            (3,332)            14,521               610,638

Other income (expense):
Interest expense, net ..................     (45,247)           (2,894)               781 (e)           (47,360)
Minority share of income ...............     (12,825)                -                  -               (12,825)
Equity earnings in unconsolidated
  joint ventures .......................      12,981                 -                  -                12,981
Other income (expense), net ............         594                 -                  -                   594
                                          ----------           -------           --------            ----------
  Total non-operating expenses, net ....     (44,497)           (2,894)               781               (46,610)
                                          ----------           -------           --------            ----------
Income (loss) before income taxes ......     554,952            (6,226)            15,302               564,028
Income tax expense (benefit) ...........     226,480            (2,547)             2,503 (f)           226,436
                                          ----------           -------           --------            ----------
Net income .............................  $  328,472           $(3,679)          $ 12,799            $  337,592
                                          ==========           =======           ========            ==========

Basic earnings per common share:
Net income .............................  $     3.18                                                 $     3.22

Weighted average common shares
  outstanding - basic ..................     103,291                                1,516 (g)           104,807

Diluted earnings per common share:
Net income .............................  $     3.10                                                 $     3.15

Weighted average common shares
  outstanding - diluted ................     105,804                                1,529 (g)           107,333

See the accompanying notes to the unaudited pro forma combined financial statements.

                 Quest Diagnostics Incorporated And Subsidiaries
           Notes To Unaudited Pro Forma Combined Financial Statements

STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

     Relating to the Unilab acquisition

     (a) Represents the historical results of Unilab for the period January 1, 2003 through the closing of the Unilab acquisition on February 28, 2003.

     (b) The provision for special charges represents $14.5 million of direct transaction costs, inclusive of $5.4 million of stock based compensation charges due to the accelerated vesting of outstanding Unilab stock options, incurred and expensed by Unilab in conjunction with the merger agreement between Unilab and Quest Diagnostics.

     (c) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reclassify certain costs and expenses in the historical financial statements of Unilab on a basis consistent with that of Quest Diagnostics. These adjustments have no net impact on results of operations and are primarily associated with the reclassification of:

          (1)  Net revenues and bad debt expense,

          (2)  Depreciation expense and,

          (3) Information technology costs in support of laboratory operations, occupancy costs and the costs related to professional liability insurance programs.

     (d) Reflects the pro forma adjustment to remove non-recurring merger costs of $14.5 million, consisting of direct transaction costs, inclusive of $5.4 million of stock based compensation charges due to the accelerated vesting of outstanding Unilab stock options, incurred and expensed by Unilab in conjunction with the merger agreement between Unilab and Quest Diagnostics.

     (e) The pro forma adjustment to net interest expense represents the difference between Unilab's historical net interest expense for the two months ended February 28, 2003, which included approximately $0.1 million of interest income, and the assumed interest expense for the two months ended February 28, 2003, associated with the borrowings under the term loan to finance the acquisition of Unilab and related transaction costs, and repayment of substantially all of Unilab's existing outstanding debt. For purposes of calculating the pro forma net interest expense adjustment for the two month period, the assumed interest rate associated with the $450 million of borrowings under the term loan, including amortization of deferred financing costs, was 2.8%. Based on the original $450 million of borrowings under the term loan, if the assumed interest rate fluctuates by 1/8%, interest expense fluctuates by approximately $0.6 million annually. During the nine months ended September 30, 2003, Quest Diagnostics repaid $127 million of principal outstanding under the term loan. Depending upon interest rates and the rate at which Quest Diagnostics is able to repay debt, amounts borrowed under the term loan and ultimately net interest expense may vary from that indicated above.

     (f) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at an incremental tax rate of approximately 40%. The effective tax rate related to the pro forma adjustments is impacted by Unilab's merger costs and expenses incurred in conjunction with the merger agreement between Unilab and Quest Diagnostics, a portion of which are not deductible for tax purposes.

     (g) Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding, after giving effect to all potentially dilutive common shares outstanding during the period. Potentially dilutive common shares primarily include stock options and restricted common shares granted under Quest Diagnostics' Employee Equity Participation Program. The weighted average number of common shares outstanding used to calculate pro forma basic and diluted earnings per common share has been adjusted to give effect to the 7.1 million shares of Quest Diagnostics common stock issued in connection with the purchase of Unilab, assuming the acquisition of Unilab had been completed on January 1, 2003. In addition, the weighted average number of common shares outstanding used to calculate diluted earnings per common share has been adjusted to reflect the dilutive effect of the 0.3 million converted options to acquire shares of Quest Diagnostics common stock issued in conjunction with the acquisition of Unilab, assuming the Unilab acquisition had been completed on January 1, 2003.